Exhibit 2.1
AMENDMENT NO. 1
TO THE
AGREEMENT AND PLAN OF MERGER
AND
ARRANGEMENT AGREEMENT
Among
TRIZEC PROPERTIES, INC.
TRIZEC HOLDINGS OPERATING LLC,
TRIZEC CANADA INC.,
GRACE HOLDINGS LLC,
GRACE ACQUISITION CORPORATION
GRACE OP LLC
and
4162862 CANADA LIMITED
Dated as of July 20, 2006

          THIS AMENDMENT NO. 1 TO THE AGREEMENT AND PLAN OF MERGER AND ARRANGEMENT AGREEMENT, dated as of July 20, 2006 (this “Amendment”), is entered into by and among Trizec Properties, Inc., a Delaware corporation (“Trizec”), Trizec Holdings Operating LLC, a Delaware limited liability company (the “Operating Company”, and together with Trizec, the “Trizec Parties”), Trizec Canada Inc., a Canadian corporation (“TZ Canada”), Grace Holdings LLC, a Delaware limited liability company (“Parent”), Grace Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent (“MergerCo”), Grace OP LLC, a Delaware limited liability company (“Merger Operating Company”), 4162862 Canada Limited, a Canadian corporation and an affiliate of Parent (“AcquisitionCo,” and together with Parent, MergerCo and Merger Operating Company, the “Buyer Parties”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement and Plan of Merger and Arrangement Agreement, dated as of June 5, 2006, by and among the Trizec Parties, TZ Canada, and the Buyer Parties (the “Merger Agreement”).
          WHEREAS, the parties have agreed to amend the Merger Agreement to provide for the various matters set forth herein; and
          WHEREAS, the Board of Directors of Trizec, the Board of Directors of TZ Canada, and the board of directors or other governing body of each of the Buyer Parties have each approved the amendments of the Merger Agreement set forth herein.
          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
          1. Amendment to Exhibit E (Terms of Redeemable Preferred Units. Exhibit E to the Merger Agreement shall be replaced in its entirety with Annex 1 attached hereto.
          2. Amendment of Section 3.01(h). The last sentence of Section 3.01(h) of the Merger Agreement shall be revised by inserting the word “deferred” before “Trizec Restricted Share Rights.”
          3. Correction of Cross-References.
          (a) In Section 3.03(d) of the Merger Agreement, the references to “Exhibit G” shall be revised to read “Exhibit E.”
          (b) In the last sentence in Section 8.09(a) of the Merger Agreement, the reference to “Sections 8.01 and 8.02” shall be revised to read “Sections 9.01 and 9.02” and the reference to “Section 9.01” shall be revised to read “Section 10.01.”
          4. Except as amended hereby, the Merger Agreement shall remain in full force and effect.
[SIGNATURES APPEAR ON THE FOLLOWING PAGES]

          IN WITNESS WHEREOF, the Buyer Parties, the Trizec Parties and TZ Canada have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

GRACE HOLDINGS LLC

By	/s/	Richard Clark

	Name:	Richard Clark
	Title:	President & Chief Executive Officer

GRACE ACQUISITION CORPORATION

By	/s/	Richard Clark

	Name:	Richard Clark
	Title:	President & Chief Executive Officer

GRACE OP LLC

By	/s/	Richard Clark

	Name:	Richard Clark
	Title:	President & Chief Executive Officer

4162862 CANADA LIMITED

By	/s/	Richard Clark

	Name:	Richard Clark
	Title:	President & Chief Executive Officer
[SIGNATURE PAGE TO AMENDMENT NO. 1 TO THE AGREEMENT AND PLAN OF MERGER AND ARRANGEMENT AGREEMENT]

TRIZEC PROPERTIES, INC.

By	/s/	Michael C. Colleran

	Name:	Michael C. Colleran
	Title:	Executive Vice President and Chief Financial Officer

TRIZEC HOLDINGS OPERATING LLC

By: Trizec Properties, Inc., its sole managing member

By	/s/	Michael C. Colleran

	Name:	Michael C. Colleran
	Title:	Executive Vice President and Chief Financial Officer

TRIZEC CANADA INC.

By	/s/	Robert B. Wickham

	Name: Title:	Robert B. Wickham President

By	/s/	Colin J. Chapin

	Name:	Colin J. Chapin
	Title:	Senior Vice President, Chief Financial Officer & Corporate Secretary
[SIGNATURE PAGE TO AMENDMENT NO. 1 TO THE AGREEMENT AND PLAN OF MERGER AND ARRANGEMENT AGREEMENT]